At RFMD®		At The Financial Relations Board
Doug DeLieto	Dean Priddy	Joe Calabrese
VP, Investor Relations	CFO	Vice President
336-678-7088	336-678-7975	212-827-3772

FOR IMMEDIATE RELEASE
October 29, 2014

RFMD ACHIEVES 15% SEQUENTIAL GROWTH IN QUARTERLY REVENUE

GAAP Diluted EPS is $0.21, and Non-GAAP Diluted EPS is $0.30

RFMD Expects Revenue of Approximately $385 Million and Non-GAAP Diluted EPS of Approximately $0.33 in the December Quarter

Greensboro, N.C., October 29, 2014 --

Quarterly Highlights

▪September Quarterly GAAP Revenue Increases Approximately 17% Year-Over-Year to $362.7 Million
▪GAAP Gross Margin Expands 1,250 Basis Points Year-Over-Year to 46.2%
▪GAAP Diluted EPS is $0.21, Versus $0.02 in Q2 Fiscal 2014
▪Non-GAAP Gross Margin Expands 1,180 Basis Points Year-Over-Year to 48.0%
▪Non-GAAP Diluted EPS is $0.30, Versus $0.12 in Q2 Fiscal 2014

RF Micro Devices, Inc. (Nasdaq:RFMD), a global leader in the design and manufacture of high-performance radio frequency solutions, today reported financial results for the Company's fiscal 2015 second quarter, ended September 27, 2014.

On a GAAP basis, September quarterly revenue increased 15% sequentially and 17% year-over-year to $362.7 million. Gross margin for the September quarter expanded sequentially by 120 basis points to 46.2%, operating income was $75.3 million, and net income was $63.3 million, or $0.21 per diluted share.

On a non-GAAP basis, September quarterly revenue was $362.0 million. Gross margin expanded sequentially by 90 basis points to 48.0%, operating income was $100.1 million, or 27.6% of sales, and net income was $90.0 million, or $0.30 per diluted share. Revenue, gross profit, operating income, operating margin, and earnings per share were all quarterly records.
Strategic Highlights

▪
On September 5, 2014, the shareholders of RFMD and TriQuint Semiconductor, Inc. (Nasdaq:TQNT) voted in favor of the pending business combination between RFMD and TriQuint, and RFMD continues to expect a successful close this calendar year, subject to required regulatory approvals and customary closing conditions

▪	At the request of customers, RFMD and TriQuint executed multiple three-way NDAs with leading smartphone manufacturers to accelerate highly integrated products to market, as early as next year

▪	RFMD’s Cellular Products Group (CPG) commenced shipments of envelope tracking (ET) power management integrated circuits (PMICs) to a leading smartphone manufacturer in support of multiple basebands

▪	CPG supported new customer engagements for RF Fusion™, a complete RF front end solution for 4G world phones and tablets

▪	RFMD’s Multi-Market Products Group (MPG) increased revenue 15% sequentially, supported primarily by high-performance Wi-Fi, 4G wireless infrastructure, and Gallium Nitride- (GaN-) related revenue

GAAP RESULTS
(in millions, except
percentages and per	Q2 Fiscal	Q1 Fiscal	Change		Q2 Fiscal	Change
share data)	2015	2015	vs. Q1 2015		2014	vs. Q2 2014
Revenue	$362.7	$316.3	14.7%		$310.7	16.7%
Gross Margin	46.2%	45.0%	1.2	ppt	33.7%	12.5	ppt
Operating Income	$75.3	$46.1	$29.2		$9.5	$65.8
Net Income	$63.3	$38.6	$24.7		$5.9	$57.4
Diluted EPS	$0.21	$0.13	$0.08		$0.02	$0.19

NON-GAAP RESULTS
(excluding share-based compensation, amortization of intangibles, acquisition and integration related costs, intellectual property rights (IPR) litigation costs, non-cash deferred royalty revenue and equal and offsetting non-cash prepaid royalty amortization, start-up costs, restructuring and disposal costs, certain consulting costs, (gain) loss on PP&E, income from equity investment, non-cash interest expense on convertible subordinated notes and tax adjustments)

(in millions, except
percentages and per	Q2 Fiscal	Q1 Fiscal	Change		Q2 Fiscal	Change
share data)	2015	2015	vs. Q1 2015		2014	vs. Q2 2014
Revenue	$362.0	$316.3	14.4%		$310.7	16.5%
Gross Margin	48.0%	47.1%	0.9	ppt	36.2%	11.8	ppt
Operating Income	$100.1	$78.9	$21.2		$37.2	$62.9
Net Income	$90.0	$71.3	$18.7		$33.9	$56.1
Diluted EPS	$0.30	$0.24	$0.06		$0.12	$0.18

Financial Outlook
RFMD currently believes the demand environment in its end markets supports the following non-GAAP expectations and projections for the December 2014 quarter:

•	RFMD expects quarterly revenue of approximately $385 million

•	RFMD expects gross margin to be approximately flat sequentially

•	RFMD expects operating expenses to be approximately flat

•	RFMD expects a tax rate of approximately 10% - 15%

•	RFMD expects diluted EPS of approximately $0.33
RFMD's actual quarterly results may differ from these expectations and projections, and such differences may be material.
Comments From Management

Bob Bruggeworth, president and CEO of RFMD, said, “In the September quarter, RFMD continued to benefit from the increasing global demand for mobile data. Consumers want more bandwidth for their data-hungry applications, carriers want greater throughput from their available spectrum, and device manufacturers want greater functionality within the same product footprint. In each instance, RFMD’s solutions are a key enabling technology.

“RFMD is enjoying multiple diversified, long-term growth opportunities across markets, customers, and products. This is enabling RFMD to capture increasing content across a broad range of mobile data devices and outpace the growth rate of our underlying markets.”

Dean Priddy, CFO and vice president of administration of RFMD, said, “In the September 2014 quarter, RFMD’s revenue, gross profit, operating income, and earnings per share were all quarterly records. Of note, gross profit increased by $24.9 million, and operating income increased by $21.2 million on the $46 million increase in revenue.

“In the December quarter, RFMD anticipates continued superior financial performance as we execute on our financial model. Our growth drivers are broad-based, we are identifying new opportunities to expand gross margin, and we see continued improvement in operating income, earnings per share, free cash flow, and return on invested capital.”

Non-GAAP Financial Measures

In addition to disclosing financial results calculated in accordance with United States (U.S.) generally accepted accounting principles (GAAP), RFMD's earnings release contains some or all of the following non-GAAP financial measures: (i) non-GAAP gross profit and gross margin, (ii) non-GAAP operating income and operating margin, (iii) non-GAAP net income, (iv) non-GAAP net income per diluted share, (v) non-GAAP operating expenses (research and development, marketing and selling and general and administrative), (vi) free cash flow, (vii), EBITDA, (viii) return on invested capital (ROIC), and (ix) net debt or positive net cash. Each of these non-GAAP financial measures is either adjusted from GAAP results to exclude certain expenses or derived from multiple GAAP measures, which are outlined in the “Reconciliation of GAAP to Non-GAAP Financial Measures" tables on pages 9 and 10 and the "Additional Selected Non-GAAP Financial Measures And Reconciliations” tables on page 11.

In managing RFMD's business on a consolidated basis, management develops an annual operating plan, which is approved by our Board of Directors, using non-GAAP financial measures. In developing and monitoring performance against this plan, management considers the actual or potential impacts on these non-GAAP financial measures from actions taken to reduce unit costs with the goal of increasing gross margin and operating margin. In addition, management relies upon these non-GAAP financial measures to assess whether research and development efforts are at an appropriate level, and when making decisions about product spending, administrative budgets, and marketing programs. In addition, we believe that non-GAAP financial measures provide useful supplemental information to investors and enable investors to analyze the results of operations in the same way as management. We have chosen to provide this supplemental information to enable investors to perform additional comparisons of operating results, to assess our liquidity and capital position and to analyze financial performance excluding the effect of expenses unrelated to operations, certain non-cash expenses and share-based compensation expense, which may obscure trends in RFMD's underlying performance.

We believe that these non-GAAP financial measures offer an additional view of RFMD's operations that, when coupled with the GAAP results and the reconciliations to corresponding GAAP financial measures, provide a more complete understanding of RFMD's results of operations and the factors and trends affecting RFMD's business. However, these non-GAAP financial measures should be considered as a supplement to, and not as a substitute for, or superior to, the corresponding measures calculated in accordance with GAAP.

Our rationale for using these non-GAAP financial measures, as well as their impact on the presentation of RFMD's operations, are outlined below:

Non-GAAP revenue. Non-GAAP revenue excludes non-cash deferred royalty revenue. We believe that the exclusion of this non-cash adjustment to revenue provides management and investors a more effective means of evaluating our historical and projected performance.

Non-GAAP gross profit and gross margin. Non-GAAP gross profit and gross margin exclude share-based compensation expense, amortization of intangible assets, non-cash deferred royalty revenue, non-cash prepaid royalty amortization, and adjustments for restructuring and disposal costs. We believe that exclusion of these costs in presenting non-GAAP gross profit and gross margin gives management and investors a more effective means of evaluating RFMD's historical performance and projected costs and the potential for realizing cost efficiencies. We believe that the majority of RFMD's purchased intangibles are not relevant to analyzing current operations because they generally represent costs incurred by the acquired company to build value prior to acquisition, and thus are effectively part of transaction costs rather than ongoing costs of operating RFMD's business. In this regard, we note that (i) once the intangibles are fully amortized, the intangibles will not be replaced with cash costs and therefore, the exclusion of these costs provides management and investors with better visibility into the actual costs required to generate revenues over time, and (ii) although we set the amortization expense based on useful life of the various assets at the time of the transaction, we cannot influence the timing and amount of the future amortization expense recognition once the lives are established. Similarly, we believe that presentation of non-GAAP gross profit and gross margin and other non-GAAP financial measures that exclude the impact of share-based compensation expense assists management and investors in evaluating the period-over-period performance of RFMD's ongoing operations because (i) the expenses are non-cash in nature, and (ii) although the size of the grants is within our control, the amount of expense varies depending on factors such as short-term fluctuations in stock price volatility and prevailing interest rates, which can be unrelated to the operational performance of RFMD during the period in which the expense is incurred and generally is outside the control of management. Moreover, we believe that the exclusion of share-based compensation expense in presenting non-GAAP gross profit and gross margin and other non-GAAP financial measures is useful to investors to understand the impact of the expensing of share-based compensation to RFMD's gross profit and gross margins and other financial measures in comparison to both prior periods as well as to its competitors. We also believe that the adjustments to profit and margin related to non-cash deferred royalty revenue, non-cash prepaid royalty amortization,restructuring and disposal costs, do not constitute part of RFMD's ongoing operations and therefore the exclusion of these items provides management and investors with better visibility into the actual revenue and actual costs required to generate revenues over time and gives management and investors a more effective means of evaluating our historical and projected performance. We believe disclosure of non-GAAP gross profit and gross margin has economic substance because the excluded expenses do not represent continuing cash expenditures and, as described above, we have little control over the timing and amount of the expenses in question.

Non-GAAP operating income and operating margin. Non-GAAP operating income and operating margin exclude share-based compensation expense, amortization of intangible assets, restructuring and disposal costs, acquisition and integration related costs, certain consulting costs, intellectual property rights (IPR) litigation costs, loss (gain) on PP&E and start-up costs. We believe that presentation of a measure of operating income and operating margin that excludes amortization of intangible assets and share-based compensation expense is useful to both management and investors for the same reasons as described above with respect to our use of non-GAAP gross profit and gross margin. We believe that restructuring and disposal costs, acquisition and integration related costs, certain consulting costs, IPR litigation costs, loss (gain) on PP&E and start-up costs do not constitute part of RFMD's ongoing operations and therefore, the exclusion of these costs provides management and investors with better visibility into the actual costs required to generate revenues over time and gives management and investors a more effective means of evaluating our historical and projected performance. We believe disclosure of non-GAAP operating income and operating margin has economic substance because the excluded expenses are either unrelated to operations or do not represent current cash expenditures.

Non-GAAP net income and non-GAAP net income per diluted share. Non-GAAP net income and non-GAAP net income per diluted share exclude the effects of share-based compensation expense, amortization of intangible assets, restructuring and disposal costs, acquisition and integration related costs, certain consulting costs, IPR litigation costs, loss (gain) on PP&E, start-up costs, loss on retirement of convertible subordinated notes, non-cash interest expense on convertible subordinated notes, income from equity investment and also reflect an adjustment of income taxes for cash basis. We believe that presentation of measures of net income and net income per diluted share that exclude these items is useful to both management and investors for the reasons described above with respect to non-GAAP gross profit and gross margin and non-GAAP operating income and operating margin. We believe disclosure of non-GAAP net income and non-GAAP net income per diluted share has economic substance because the excluded expenses are either unrelated to operations or do not represent current cash expenditures.

Non-GAAP research and development, marketing and selling and general and administrative expenses. Non-GAAP research and development, marketing and selling and general and administrative expenses exclude share-based compensation expense, amortization of intangible assets, other non-cash expenses, certain consulting costs, and IPR litigation costs. We believe that presentation of measures of these operating expenses that exclude amortization of intangible assets and share-based compensation expense is useful to both management and investors for the same reasons as described above with respect to our use of non-GAAP gross profit and gross margin. We believe that other non-cash expenses, certain consulting costs, and IPR litigation costs do not constitute part of RFMD's ongoing operations and therefore, the exclusion of these costs provides management and investors with better visibility into the actual costs required to generate revenues over time and gives management and investors a more effective means of evaluating our historical and projected performance. We believe disclosure of these non-GAAP operating expenses has economic substance because the excluded expenses are either unrelated to operations or do not represent current cash expenditures.

Free cash flow. RFMD defines free cash flow as net cash provided by operating activities during the period minus property and equipment expenditures made during the period. We use free cash flow as a supplemental financial measure in our evaluation of liquidity and financial strength. Management believes that this measure is useful as an indicator of our ability to service our debt, meet other payment obligations and make strategic investments. Free cash flow should be considered in addition to, rather than as a substitute for, net income as a measure of our performance and net cash provided by operating activities as a measure of our liquidity. Additionally, our definition of free cash flow is limited, in that it does not represent residual cash flows available for discretionary expenditures due to the fact that the measure does not deduct the payments required for debt service and other contractual obligations. Therefore, we believe it is important to view free cash flow as a measure that provides supplemental information to our entire statement of cash flows.

EBITDA. RFMD defines EBITDA as earnings before interest expense and interest income, income tax expense (benefit), depreciation and intangible amortization. Management believes that this measure is useful to evaluate our ongoing operations and as a general indicator of our operating cash flow (in conjunction with a cash flow statement which also includes among other items, changes in working capital and the effect of non-cash charges).

Non-GAAP ROIC. Return on invested capital (ROIC) is a non-GAAP financial measure that management believes provides useful supplemental information for management and the investor by measuring the effectiveness of our operations' use of invested capital to generate profits. We use ROIC to track how much value we are creating for our shareholders. Non-GAAP ROIC is calculated by dividing annualized non-GAAP operating income, net of cash taxes, by average invested capital. Average invested capital is calculated by subtracting the average of the beginning balance and the ending balance of current liabilities (excluding the current portion of long-term debt and other short-term financings) from the average of the beginning balance and the ending balance of net accounts receivable, inventories, other current assets, net property and equipment and a cash amount equal to seven days of quarterly revenue.

Net debt or positive net cash. Net debt or positive net cash is defined as unrestricted cash, cash equivalents and short-term investments minus any borrowings under our credit facility. Management believes that net debt or positive net cash provides useful information regarding the level of RFMD's indebtedness by reflecting cash and investments that could be used to repay debt.

Limitations of non-GAAP financial measures. The primary material limitations associated with the use of non-GAAP gross profit and gross margin, non-GAAP operating expenses, non-GAAP operating income and operating margin, non-GAAP net income, non-GAAP net income per diluted share, free cash flow, EBITDA, non-GAAP ROIC and net debt or positive net cash, as compared to the most directly comparable GAAP financial measures of gross profit and gross margin, operating expenses, operating income, net income, net income per diluted share and net cash provided by operating activities are (i) they may not be comparable to similarly titled measures used by other companies in RFMD's industry, and (ii) they exclude financial information that some may consider important in evaluating our performance. We compensate for these limitations by providing full disclosure of the differences between these non-GAAP financial measures and the corresponding GAAP financial measures, including a reconciliation of the non-GAAP financial measures to the corresponding GAAP financial measures, to enable investors to perform their own analysis of our gross profit and gross margin, operating expenses, operating income, net income, net income per diluted share and net cash provided by operating activities.

RF Micro Devices will conduct a conference call at 5:00 p.m. EST today to discuss today's press release.  The conference call will be broadcast live over the Internet and can be accessed by any interested party at http://www.rfmd.com (under "Investor Relations").   A telephone playback of the conference call will be available approximately two hours after the call's completion and can be accessed by dialing 719-457-0820 and using the passcode 1337709. The playback will be available through the close of business November 5, 2014.

About RFMD

RFMD (NASDAQ: RFMD) is a global leader in the design and manufacture of high-performance radio frequency solutions. RFMD's products enable worldwide mobility, provide enhanced connectivity, and support advanced functionality in the mobile device, wireless infrastructure, wireless local area network (WLAN or Wi-Fi), cable television (CATV)/broadband, Smart Energy/advanced metering infrastructure (AMI), and aerospace and defense markets. RFMD is recognized for its diverse portfolio of semiconductor technologies and RF systems expertise and is a preferred supplier to the world's leading mobile device, customer premises, and communications equipment providers. RFMD is an ISO 9001-, ISO 14001-, and ISO/TS 16949-certified manufacturer with worldwide engineering, design, sales and service facilities. For more information, please visit RFMD's web site at rfmd.com.

This press release includes "forward-looking statements" within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, statements about our plans, objectives, representations and contentions and are not historical facts and typically are identified by use of terms such as "may," "will," "should," "could," "expect," "plan," "anticipate," "believe," "estimate," "predict," "potential," "continue" and similar words, although some forward-looking statements are expressed differently. You should be aware that the forward-looking statements included herein represent management's current judgment and expectations, but our actual results, events and performance could differ materially from those expressed or implied by forward-looking statements. We do not intend to update any of these forward-looking statements or publicly announce the results of any revisions to these forward-looking statements, other than as is required under the federal securities laws. RF Micro Devices' business is subject to numerous risks and uncertainties, including variability in operating results, the inability of certain of our customers or suppliers to access their traditional sources of credit, our industry's rapidly changing technology, our dependence on a few large customers for a substantial portion of our revenue, our ability to implement innovative technologies, our ability to bring new products to market and achieve design wins, the efficient and successful operation of our wafer fabrication facilities, assembly facilities and test and tape and reel facilities, our ability to adjust production capacity in a timely fashion in response to changes in demand for our products, variability in manufacturing yields, industry overcapacity and current macroeconomic conditions, inaccurate product forecasts and corresponding inventory and manufacturing costs, dependence on third parties and our ability to manage channel partners and customer relationships, our dependence on international sales and operations, our ability to attract and retain skilled personnel and develop leaders, the possibility that future acquisitions may dilute our shareholders' ownership and cause us to incur debt and assume contingent liabilities, fluctuations in the price of our common stock, additional claims of infringement on our intellectual property portfolio, lawsuits and claims relating to our products, security breaches and other similar disruptions compromising our information and exposing us to liability, the impact of stringent environmental regulations, and the receipt of required regulatory and shareholder approvals related to our proposed business combination with TriQuint Semiconductor, Inc. and the completion of the proposed transaction. These and other risks and uncertainties, which are described in more detail in RF Micro Devices' most recent Annual Report on Form 10-K and other reports and statements filed with the Securities and Exchange Commission, could cause actual results and developments to be materially different from those expressed or implied by any of these forward-looking statements.

# # #

Financial Tables To Follow

RF MICRO DEVICES, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(In thousands, except per share data)
(Unaudited)

	Three Months Ended		Six Months Ended
	September 27, 2014	September 28, 2013	September 27, 2014	September 28, 2013
Revenue	$362,667	$310,716	$678,988	$603,712

Costs and expenses:
Cost of goods sold	195,216	206,060	369,268	405,587
Research and development	48,567	49,204	93,153	97,529
Marketing and selling	19,179	18,918	38,069	38,327
General and administrative	17,754	24,062	36,819	43,554
Other operating expense	6,695	3,016	20,303	6,024
Total costs and expenses	287,411	301,260	557,612	591,021

Income from operations	75,256	9,456	121,376	12,691
Other expense, net	(18)	(999)	(73)	(2,059)

Income before income taxes	$75,238	$8,457	$121,303	$10,632
Income tax expense	(11,927)	(2,565)	(19,345)	(3,179)

Net income	$63,311	$5,892	$101,958	$7,453

Net income per share, diluted	$0.21	$0.02	$0.34	$0.03

Weighted average outstanding diluted shares	296,535	287,629	295,586	287,367

RF MICRO DEVICES, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(In thousands, except percentages and per share data)
(Unaudited)

	Three Months Ended
	September 27, 2014	June 28, 2014	September 28, 2013

GAAP operating income	$75,256	$46,120	$9,456
Share-based compensation expense	9,543	9,169	10,436
Amortization of intangible assets	6,801	6,966	6,746
Restructuring and disposal costs	262	1,315	4,015
Certain consulting costs	—	—	4,800
IPR litigation costs	1,992	6,014	1,902
Acquisition and integration related costs	5,461	8,453	—
Other expenses (including loss (gain) on PP&E and start-up costs)	776	845	(167)
Non-GAAP operating income	100,091	78,882	37,188

GAAP net income	$63,311	$38,647	$5,892
Share-based compensation expense	9,543	9,169	10,436
Amortization of intangible assets	6,801	6,966	6,746
Restructuring and disposal costs	262	1,315	4,015
Certain consulting costs	—	—	4,800
IPR litigation costs	1,992	6,014	1,902
Acquisition and integration related costs	5,461	8,453	—
Other expenses (including loss (gain) on PP&E and start-up costs)	776	845	(167)
Non-cash interest expense on convertible subordinated notes	—	240	1,213
Income from equity investment	—	—	(116)
Tax adjustments	1,828	(321)	(780)

Non-GAAP net income	$89,974	$71,328	$33,941

GAAP weighted average outstanding diluted shares	296,535	294,637	287,629
Diluted share-based awards	—	—	—
Non-GAAP weighted average outstanding diluted shares	296,535	294,637	287,629

Non-GAAP net income per share, diluted	$0.30	$0.24	$0.12

RF MICRO DEVICES, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(In thousands, except percentages)
(Unaudited)

	Three Months Ended
	September 27, 2014		June 28, 2014		September 28, 2013
GAAP gross profit/margin	$167,451	46.2%	$142,269	45.0%	$104,656	33.7%
Adjustment for intangible amortization	5,614	1.5%	5,779	1.8%	5,559	1.8%
Adjustment for share-based compensation	1,004	0.3%	928	0.3%	1,357	0.4%
Restructuring and disposal costs	(196)	(0.1)%	4	—%	763	0.3%
Non-cash deferred royalty revenue and equal and offsetting non-cash prepaid royalty amortization ($647)	—	0.1%	—	—%	—	—%
Non-GAAP gross profit/margin	$173,873	48.0%	$148,980	47.1%	$112,335	36.2%

Three Months Ended
Non-GAAP Operating Income	September 27, 2014
(as a percentage of sales)

GAAP operating income	20.8%
Share-based compensation expense	2.6%
Amortization of intangible assets	1.9%
Restructuring and disposal costs	0.1%
IPR litigation costs	0.6%
Acquisition and integration related costs	1.5%
Other expenses (including loss on PP&E and start-up costs)	0.2%
Non-GAAP operating income	27.7%

Free Cash Flow (1)	Three Months Ended
September 27, 2014
(In millions)

Net cash provided by operating activities	$58.7
Purchases of property and equipment	(19.3)
Free cash flow	$39.4

(1) Free Cash Flow is calculated as net cash provided by operating activities minus property and equipment expenditures.

RF MICRO DEVICES, INC. AND SUBSIDIARIES
ADDITIONAL SELECTED NON-GAAP FINANCIAL MEASURES AND RECONCILIATIONS
(In thousands)
(Unaudited)

	Three Months Ended
	September 27, 2014	June 28, 2014	September 28, 2013
GAAP research and development expense	$48,567	$44,586	$49,204
Less:
Share-based compensation expense	2,147	1,994	2,109
Other expense	—	—	92
Non-GAAP research and development expense	$46,420	$42,592	$47,003

	Three Months Ended
	September 27, 2014	June 28, 2014	September 28, 2013
GAAP marketing and selling expense	$19,179	$18,890	$18,918
Less:
Share-based compensation expense	1,524	1,180	1,556
Amortization of intangible assets	1,187	1,187	1,187
Non-GAAP marketing and selling expense	$16,468	$16,523	$16,175

	Three Months Ended
	September 27, 2014	June 28, 2014	September 28, 2013
GAAP general and administrative expense	$17,754	$19,065	$24,062
Less:
Share-based compensation expense	4,867	5,067	5,391
Certain consulting costs	—	—	4,800
IPR litigation costs	1,992	3,014	1,902
Non-GAAP general and administrative expense	$10,895	$10,984	$11,969

RF MICRO DEVICES, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)

	September 27, 2014	March 29, 2014
ASSETS
Current assets:
Cash and cash equivalents	$110,675	$171,898
Short-term investments	130,603	72,067
Accounts receivable, net	218,008	137,417
Inventories	159,152	125,703
Other current assets	43,972	30,333
Total current assets	662,410	537,418

Property and equipment, net	207,113	195,996
Goodwill	103,901	103,901
Intangible assets, net	41,966	54,990
Long-term investments	2,150	3,841
Other non-current assets	40,071	24,166
Total assets	$1,057,611	$920,312

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$189,044	$131,607
Current portion of long-term debt, net	—	87,263
Other current liabilities	19,704	1,103
Total current liabilities	208,748	219,973

Other long-term liabilities	46,958	23,988
Total liabilities	255,706	243,961

Shareholders’ equity	801,905	676,351

Total liabilities and shareholders’ equity	$1,057,611	$920,312